As filed with the Securities and Exchange Commission on
                                                                  July 25, 2001.

                                                    Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                            The ServiceMaster Company
             (Exact name of registrant as specified in its charter)

              Delaware                           36-3858106
(State or other jurisdiction of                 I.R.S. Employer
incorporation or organization)                  (Identification No.)



                              One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300
          (Address and telephone number of principal executive offices)

                         ------------------------------

                     ServiceMaster 2001 Directors Stock Plan
                            (Full title of the plan)

                                  Jim L. Kaput
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
                              One ServiceMaster Way
                          Downers Grove, Illinois 60515
                                 (630) 271-1300
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)


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--------------------------------------------------------------------------------


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.

Exhibit                               Description
No.

4.1 ServiceMaster's Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 6, 1997, is incorporated by reference to Exhibit 1 to the Current Report on Form 8-K, dated December 18, 1997, of ServiceMaster Limited Partnership (Commission File No. 1-9378).

4.2        ServiceMaster's   Bylaws,  as  amended  through  September  29, 2000,
           are incorporated by reference to Exhibit 1.4 to Amendment No. 1 to Form 8-A/A, dated October 6, 2000 (Commission File No. 1-14762).

4.3 2001 Directors Stock Plan is incorporated by reference to Exhibit B to the Proxy Statement dated March 23, 2001
           (Commission File No. 1-14762).

4.4 Form of Option Agreement for the 2001 Directors Stock Plan is incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8, dated July 20, 2001
           (Commission File No. 333-65520) (the "2001 S-8").

5*         Opinion of Counsel.

23.1       Consent of Arthur Andersen LLP is incorporated by reference to
           Exhibit 23.1 to the 2001 S-8.

23.2*      Consent of Counsel (included in Exhibit 5).

24 Powers of Attorney are incorporated by reference to Exhibit 24 to the 2001 S-8.

*Filed herewith





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on July 25, 2001.


                                        THE SERVICEMASTER COMPANY

                                        By:  /s/ Jim L. Kaput
                                             ----------------
                                             Jim L. Kaput
                                             Senior Vice President
                                             and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated signed this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement on July 25, 2001.


             Signature                                        Title
             ---------                                        -----

                      *                           Chairman and Director
--------------------------------
        C. William Pollard



                      *                           President, Chief Executive
--------------------------------                  Officer and Director
        Jonathan P. Ward





    /s/ Steven C. Preston                         Executive Vice President,
--------------------------------                  Chief Financial Officer
        Steven C. Preston                         (Principal Financial Officer
                                                  and Principal Accounting
                                                  Officer)



             *                                    Senior Chairman and Director
--------------------------------
        Carlos H. Cantu





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



             *                                    Director
--------------------------------
       Paul W. Berezny, Jr.



             *                                    Director
--------------------------------
        Brian Griffiths



             *                                    Director
--------------------------------
        Sidney E. Harris



             *                                    Director
--------------------------------
        Glenda A. Hatchett



             *                                    Director
--------------------------------
        Herbert P. Hess



             *                                    Director
--------------------------------
        Michele M. Hunt



             *                                    Director
--------------------------------
        James D. McLennan



             *                                    Director
--------------------------------
        Vincent C. Nelson



             *                                    Director
--------------------------------
        Dallen W. Peterson



             *                                    Director
--------------------------------
        Donald G. Soderquist



             *                                    Director
--------------------------------
        Charles W. Stair




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




             *                                    Director
--------------------------------
        David K. Wessner

* The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to the Registration Statement pursuant to the Powers of Attorney executed by certain of the above-named officers and directors of The ServiceMaster Company.


                                                  By:  /s/ Jim L. Kaput
                                                       ----------------
                                                       Jim L. Kaput
                                                       Attorney-in-Fact







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                                                                       EXHIBIT 5


July 25, 2001





The ServiceMaster Company
One ServiceMaster Way
Downers Grove, IL  60515


         Re:      The ServiceMaster Company
                  Post-Effective Amendment No. 1 to Registration
                  ----------------------------------------------
                  Statement No. 333-65520 on Form S-8
                  -----------------------------------


Ladies and Gentlemen:

         I am General Counsel for The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), and have acted as counsel for ServiceMaster in connection with the preparation and filing of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") (Commission File No. 333-65520) under the Securities Act of 1933 (the "Securities Act") relating to the registration of 1,500,000 shares of common stock (the "Shares") to be offered and sold to ServiceMaster non-employee directors under the 2001 Directors Stock Plan (the "Plan").

         To render the opinions expressed below, I have reviewed the Plan and the Registration Statement. I have also examined originals, or copies of originals certified or otherwise identified to my satisfaction, of ServiceMaster's corporate records. I have examined such questions of law and have satisfied myself to such matters of fact as I have deemed relevant and necessary as a basis for the opinions expressed herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

         Based upon the foregoing, I am of the opinion that:


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

        1. ServiceMaster is duly incorporated and validly existing under the laws of the State of Delaware.

        2. If ServiceMaster's Board of Directors or a duly authorized committee thereof authorizes the issuance of the Shares for the consideration provided in the Plan, such Shares will, when certificates representing such Shares have been duly executed, countersigned and registered and duly delivered against the receipt by ServiceMaster of the consideration provided in the Plan, be legally issued, fully paid and non-assessable.

         The foregoing opinions are limited to the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of shares of common stock.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.


                                                  Very truly yours,

                                                  The ServiceMaster Company


                                                  /s/ Jim L. Kaput
                                                  ----------------
                                                  Jim L. Kaput
                                                  Senior Vice President
                                                  and General Counsel



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